Exhibit 99.1

2007 Second Half Outlook:

Hitting on All Cylinders

Market Mosaic is a quarterly newsletter published for our customers, suppliers and stakeholders each February, May, August and November by the Market Analysis group of The Mosaic Company. The February and August issues recap our assessment of the near term outlook for agricultural and crop nutrient markets. The May and November issues provide an in-depth look at topics of special interest to our readers.

Michael R. Rahm

Vice President

mike.rahm@mosaicco.com

Joseph Fung

Market Analyst

joseph.fung@mosaicco.com

Mathew Philippi

Market Analysis Assistant

matt.philippi@mosaicco.com

The outlook issue published last February was titled “Revving Up Production Agriculture” and highlighted the need for larger global harvests to meet accelerating demands for food, feed, fiber and fuel. This issue explores the outlook for the second half of 2007. We have titled it “Hitting on All Cylinders” to describe the continued fundamental strength in agricultural markets and the positive outlook for crop nutrient demand.

Agriculture – Still Revving Up

Production agriculture is hitting on all cylinders but it still needs to rev up to a higher RPM reading in order to meet projected grain and oilseed demand. For example, August estimates from the U.S. Department of Agriculture (USDA) showed that world grain and oilseed stocks will decline again during the 2007/08 crop year despite the high crop price environment and large increases in planted area and production this year. World grain and oilseed output is projected to increase a solid 3.7 percent or 88 million tonnes to a record 2.47 billion tonnes in 2007, but that will fall short of projected use by 18 million tonnes.

Global grain and oilseed demand growth is accelerating. World demand grew at a compound annual growth rate of 1.3 percent per year between 1997 and 2002. That pace picked up about 100 basis points to 2.3 percent per year from 2002 to 2007, according to the latest USDA statistics.

Faster demand growth is fueling an impressive rally in grain and oilseed prices. Unlike the past when price spikes typically were the result of a supply shock, futures markets indicate that this is not a one year phenomenon but rather a multi-year cycle resulting from strong demand pull pressures.

Many countries have underutilized agricultural production capacity today and therefore the capability to meet accelerating demand growth. A long series of mechanical, genetic, chemical and biotech innovations during the last 80 years has caused supply capability to outpace demand growth. As a result, agricultural policies have focused on how to limit production, support prices and facilitate the transfer of resources from agriculture to other sectors of the economy. Today, production agriculture is transitioning from a situation of how to limit output to one of how to increase production in a sustainable way in order to meet more rapid demand growth.

Strong Nutrient Demand Prospects

Nutrient demand prospects look positive for the next several years due to strong food, feed and fiber demands as well as the large expected increases in biofuels production in the United States and elsewhere. For example, forecasts released by the International Fertilizer Industry Association (IFA) in June indicated that world nutrient use will increase 13 percent or more than 20 million tonnes between 2006 and 2011. That is almost the equivalent of adding another United States to global demand.

— continued inside

We estimate that U.S. nutrient use increased 10 percent to 23.3 million tons in 2006/07 as a result of the large increase in corn acreage and moderate increases in application rates. U.S. demand is projected to increase slightly in 2007/08 due to an expected switch from corn to soybeans and wheat. U.S. nutrient use is forecast to grow to and stabilize at about 24 million tons by 2011/12 as a result of further modest increases in both planted area and application rates. That is up 11% or almost 2.5 million tons from the average of 21.6 million tons from 1989/90 to 2005/06.

The near term outlook for each of the major nutrients is bolstered by strong demand prospects. Fertilizer supplies are beginning to increase in response to higher fertilizer prices, but demand pull pressures are expected to continue to dominate the outlook for most products during the second half of 2007.

Big Demand - Big Supply

Nitrogen demand prospects look positive this year as a result of high crop prices and good farm economics worldwide. But nitrogen supplies appear more in line with projected demand this year. New capacity not only has come on line during the last 12 to 18 months but it now is operating at more consistent rates. In addition, China is stepping up urea exports in a big way this year and nitrogen output in high gas cost regions such as Europe and North America is expected to increase due to favorable production economics.

The latest forecasts from IFA illustrate the strong demand environment. Global nitrogen use increased 5.1 percent to 98.1 million tonnes N in 2006/07 and demand is projected to increase another 2.3 percent to 100.4 million tonnes N in 2007/08, the first time global use registers in triple digits.

A jump in U.S. nitrogen use has helped to propel global growth. We estimate that U.S. nitrogen use increased 10 percent to a record 13.3 million tons N in 2006/07. Although too early to make 2008 acreage forecasts, a moderate switch from corn to soybeans is expected next spring and that will keep U.S. nitrogen use flat at best at record high levels.

Nitrogen solutions and domestic nitrogen solutions producers were the winners in the United States last year. Implied shipments increased 14 percent as a result of a 22 percent jump in domestic production and an 18 percent decline in imports during the 2006/07 fertilizer year. U.S. urea shipments fell short of expectations. Implied shipments increased just two percent from a year earlier. Urea not only lost share to nitrogen solutions but a significant de-stocking of a full domestic pipeline likely occurred last year. Shipment prospects remain positive this year. We project that U.S. nitrogen solutions and urea shipments will increase another two percent and six percent, respectively, in 2007/08.

Other countries also posted large gains in nitrogen use last year and are poised to grow again this year. It’s no surprise that Brazil and India again lead the pack. Statistics for the first seven months of 2007 show that Brazilian urea imports were up 182 percent or more than 850,000 tonnes and Indian urea imports were up 86 percent or 1.4 million tonnes from a year earlier.

World urea prices began to take off during the last half of August, but values had declined steadily from peaks earlier last spring even in the face of strong import demand from Brazil and India. Supply is more abundant this year. Part of the increase comes from new capacity. Three new world scale plants are operating in Egypt and the large SAFCO IV plant in Saudi Arabia also is running at more consistent and higher rates this year. The other part of the supply increase this year comes from a surge in Chinese urea exports. Chinese exports during the first seven months of 2007 increased 184 percent or more than 1.1 million tonnes. We project that Chinese urea exports will soar to about 3.7 million tonnes in 2007, up from only 1.4 million tonnes in 2006 and just shy of the record 3.9 million tonnes exported in 2004.

Tight Through 2007

The phosphate outlook is expected to remain tight through the end of 2007. Phosphate prices surged during the first quarter of 2007 and have stabilized at record high levels during the last five months. The run-up is the result of a combination of factors including a big jump in demand, low pipeline inventories, recent plant closures and limited additions to capacity during the past several years.

Statistics from The Fertilizer Institute (TFI) illustrate the increasingly tight situation. Inventories of DAP/MAP held by U.S. producers at both on- and off-site facilities declined sharply toward the end of 2006 and have remained at levels significantly below or in line with the minimum of the five year range so far in 2007. We project that producer stocks will remain at or well below the minimum of the five year range throughout 2007 and then eventually return to more normal levels during the first half of 2008.

Demand prospects continue to look positive due to high crop prices and favorable farm economics. Official statistics are not yet available, but we estimate that U.S. phosphate use increased about eight percent in 2006/07 as a result of the 19 percent jump in corn acreage last spring and an increase in phosphate application rates. If this estimate is on target, U.S. phosphate usage in 2006/07 was the largest since 1983/84. Although it is too early to make acreage and nutrient demand forecasts for 2007/08, U.S. phosphate use is expected to increase another one to two percent this year.

U.S. DAP/MAP shipments increased six percent during the 2006/07 fertilizer year, implying a drawdown of pipeline stocks last year. As a consequence, domestic DAP/MAP shipments are projected to increase about eight percent in 2007/08 due to the expected increase in phosphate use as well as the apparent de-stocking of the pipeline last year. Domestic DAP/MAP shipments this year are forecast to climb to the highest level since the 1980/81 fertilizer year.

Demand prospects in other large phosphate-consuming countries also remain strong. In fact, processed phosphate (DAP/MAP/TSP) import demand outside of China is forecast to increase a healthy nine percent or 1.7 million tonnes in 2007 and another three percent or 550,000 tonnes in 2008.

Latin America is leading the demand charge. Processed phosphate imports are forecast to increase 22 percent or almost 1.2 million tonnes in 2007. Brazil will account for most of the growth with imports projected to rebound 48 percent or almost 1.1 million tonnes this year. Processed phosphate imports were up sharply during the first seven months of this year with DAP, MAP and TSP imports up 284 percent, 73 percent and 81 percent, respectively, from the same period a year ago.

Asian demand excluding China is forecast to remain stable at high levels this year. India is projected to import 2.6 million tonnes of DAP during calendar year 2007, down from 2.9 million tonnes last year but still the third highest level on record. Increases in imports by Pakistan, Thailand and Vietnam are projected to offset the small decline in India this year.

How quickly the global phosphate market comes into a better balance will depend largely on supply responses to record high prices. Producers, especially those in China, are stepping up production and exports in a big way this year. Two new joint venture acid plants are expected to begin production in Morocco during the next six months and Fertinal is investing significant capital to re-start its idled rock mine and chemical plant in Mexico.

China no doubt is the wild card. Chinese processed phosphate exports have exploded during the last few months. For example, China exported more than 1.9 million tonnes of DAP/MAP during the first seven months of this year. That was up 257 percent or 1.4 million tonnes from the same period a year ago, according to the latest statistics from China Customs. The recent surge in exports coupled with good domestic off-take and zero imports since March suggests that Chinese producers may be shorting their local customers. If that is the case, then the government likely will extend or expand policies designed to discourage phosphate exports or provide incentives to import DAP in order to meet domestic requirements. Either measure would provide an unexpected boost to the global phosphate market and mean that more time will be required for the global market to come into balance.

Déjà Vu All Over Again?

Exceptionally strong demand has tightened the potash market and pulled prices to record highs during the last few months. For example, the price of granular potash delivered to Brazilian ports broke through the $300 per tonne mark earlier this summer and recent spot sales for early fall shipments have reached the $330 per tonne level. The U.S. Midwest terminal price has climbed to more than $260 per ton.

The most recent statistics from the International Plant Nutrition Institute (IPNI) quantify the increasingly tight situation. Inventories held by North American producers at both on- and off-site facilities declined to less than one million tons K2O on July 31, the lowest level since August 31, 2005 and a sharp drop from the seasonal peak of 1.7 million tons just four months ago. Based on our latest demand and supply projections, we estimate that North American producer stocks will remain near the minimum of the 10-year range throughout the rest of the 2007/08 fertilizer year — a pattern similar to the extraordinarily tight situation of 2004/05 and an outlook maybe best summarized by a quotation from philosopher and Yankee great Yogi Berra: “It’s déjà vu all over again.”

Both domestic and offshore shipments have rebounded from the low levels of 2005/06. After declining 21 percent in 2005/06 to the lowest level since 1982/83, North American shipments surged 24 percent during the 2006/07 fertilizer year. We estimate that domestic potash use increased about ten percent in 2006/07, but shipments increased by a much larger percentage due to the de-stocking of a full domestic pipeline that took place a year earlier. North American potash use and shipments are forecast to increase another three percent in 2007/08. We expect a heated battle between corn, soybeans and wheat for acres between now and next spring, but both overall acreage and application rates in 2007/08 are projected to increase further from the higher levels of last year.

Offshore demand also is roaring back this year from the unusually low levels of 2006 due to strong farm economics and low pipeline stocks at the end of 2006. For example, potash imports through the first seven months of 2007 by the “big three” buyers – Brazil, China and India – were up 55 percent, 81 percent and 57 percent, respectively, from a year earlier. Imports by Brazil this year now are forecast to eclipse the previous record set in 2004.

It’s Still a Food Game

Biofuels capture most of the headlines and are credited (or blamed) for the acceleration in demand growth, but the traditional demand drivers of grain and oilseed demand — namely population and income growth — remain the main engine of growth. For example, projections from the Food and Agriculture Policy Research Institute (FAPRI) indicate that grain- and oilseed-based biofuels production in the United States, EU-25 and China will account for only five to six percent of global grain and oilseed use during the next three crop years, even after the large expected growth in U.S. biofuels production. Crop nutrient producers and distributors still play a food game.

Traditional drivers remain positive particularly in large and rapidly developing countries in Asia and Latin America. The chart shows that GDP growth rates in key nutrient consuming countries have stabilized at high levels following turbulence in many of these countries earlier this decade. As a result, an increasingly large and more affluent middle class is demanding more protein rich and grain intensive foods.

That is translating into strong nutrient demand growth. The latest demand forecasts from IFA show that developing nations have accounted for all of the growth in world nutrient demand since 1995 and these countries are expected to account for more than 90% of projected demand growth during the next five years. Nutrient demand in these countries is driven by increases in food, feed and fiber demands rather than increases in biofuels production.

An Octane Boost from Biofuels

The rapid growth in biofuels production during the next few years no doubt will help to accelerate the growth in world grain and oilseed demand. For example, FAPRI projections indicate that the surge in grain- and oilseed-based biofuels production in the United States, EU-25 and China will account for about one-quarter to almost one-half of the projected growth in global grain and oilseed use during the next three crop years.

Large increases in U.S. ethanol production will account for much of this growth. For example, the U.S. Renewable Fuels Association counted 127 ethanol plants with combined annual capacity of 6.7 billion gallons in operation at the end of August. In addition, 78 new plants were under construction and expansions at eight existing plants were in process that will add another 6.7 billion gallons of new capacity. As a result, U.S. ethanol capacity will jump to 13.4 billion gallons within the next two years or less. U.S. ethanol production totaled just less than 4.9 billion gallons in 2006.

The USDA estimates that U.S. ethanol producers ground 2.15 billion bushels of corn into ethanol during the crop year that ended on August 31, 2007. That was up 34 percent or 550 million bushels from the previous year and was up from just 700 million bushels five years ago. The USDA projects that the ethanol grind will surge 58 percent or 1.25 billion bushels to 3.40 billion bushels during the 2007/08 crop year due to the large number of new plants that will start up during this period. Corn coming out of fields this fall will feed these plants throughout the 2007/08 crop year.

More importantly, corn used for ethanol production is forecast to increase at least another 700 million bushels to more than 4.1 billion bushels during the 2008/09 crop year. U.S. farmers already have or will begin shortly to make decisions about acreage (e.g. winter wheat vs. corn) and crop inputs (e.g. fall fertilization) for the 2008 crop that will feed the even larger number of ethanol plants in operation in 2008/09.

Heady Grain & Oilseed Fundamentals

         Wheat

Global wheat stocks are projected to decline to less than 115 million tonnes or just 19 percent of use by the end of the 2007/08 crop year. That is the lowest level since 1981 and the lowest percentage of use in modern history. Wheat stocks will decline even though global production is forecast to increase 3 percent or more than 17 million tonnes this year.

This increasingly tight situation has caused wheat prices to surge this summer. The nearby futures contract for hard red winter wheat on the Kansas City Board of Trade closed at a record $7.51 per bushel on the first trading day of September, up from less than $5.00 per bushel in May. New crop wheat prices for the next two years traded in the $5.70 to $6.00 per bushel range and reflect the continued strength in the global wheat market.

         Corn

World coarse grain production is projected to increase 8 percent or 79 million tonnes to a record 1.04 billion tonnes this year. The record harvest, however, will just match projected demand and keep global inventories flat at roughly 130 million tonnes. Coarse grain stocks as a percentage of use is forecast to drop to just 12 percent of use by the end of the 2007/08 crop year. That equals the modern era record low set at the end of the 1973/74 crop year.

The U.S. corn situation mirrors that of the global coarse grain market. U.S. farmers will harvest the largest corn crop ever this fall – 13.05 billion bushels according to the USDA’s August estimate — but stocks at the end of the 2007/08 crop year will increase only moderately due to record demand.

Corn prices have declined throughout the summer. The market has eliminated the weather premium built into 2007 prices earlier this year. New crop prices for the next three years, however, closed at more than $4.00 per bushel on the first trading day of September and indicate the positive demand outlook for global coarse grain.

         Soybeans

Global oilseed stocks are forecast to drop sharply in 2007/08 due to declines in acreage and production this year. The USDA projects that global oilseed stocks will decline 20 percent or almost 15 million tonnes in 2007/08, the largest one-year drop in modern history and the first decline in the last four years.

Global inventories still will remain at high levels at the end of 2007/08, but the market clearly wants to guard against another large drawdown in 2008/09. As a result, oilseed prices have increased in order to compete with corn and wheat for acreage this fall and next spring. The nearby price of soybeans also has declined recently due to the prospect of a decent harvest this year, but new crop prices for the next two years traded in the $8.80 to $9.15 per bushel range at the beginning of September.

The Mosaic Company Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 (800) 918-8270 toll free (763) 577-2700

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; management’s estimates of the current volumes of brine inflows at the Company’s Esterhazy mines, the available capacity of brine storage reservoirs at the Esterhazy mines, the possibility that the rate of the brine inflows could materially increase, management’s expectations regarding the potential efficacy of remedial measures to control the brine inflows, and the level of capital and operating expenditures necessary to control the inflow, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

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